Exhibit (g)(1)

Reinsurance Agreement: ACE Tempest Life Reinsurance LTD, May 1, 2002

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE INFORMATION IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMITTED INFORMATION IS INDICATED BY [*].

AMENDMENT NO. 5

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective May 1, 2002 Between

AMERITAS LIFE INSURANCE CORPORATION

("CEDING COMPANY")

Lincoln, Nebraska and

ACE TEMPEST LIFE REINSURANCE LTD.

("REINSURER")

Hamilton, Bermuda

Effective April 30, 2012, this Amendment is hereby attached to and becomes a part of the above- described Reinsurance Agreement. It is mutually agreed that:

•	Schedules B-2 is hereby replaced by the attached Schedules B-2.

AMERITAS LIFE INSURANCE CORPORATION

/S/ [*]

ACE TEMPEST LIFE REINSURANCE LTD.

/S/ [*]

AMENDMENT NO. 4

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective May 1, 2002 Between

AMERITAS LIFE INSURANCE CORPORATION

("CEDING COMPANY")

Lincoln, Nebraska and

ACE TEMPEST LIFE REINSURANCE LTD.

("REINSURER")

Hamilton, Bermuda

Effective May 1, 2010, this Amendment is hereby attached to and becomes a part of the above- described Reinsurance Agreement. It is mutually agreed that:

•	Schedules B-2 is hereby replaced by the attached Schedules B-2.

AMERITAS LIFE INSURANCE CORPORATION

/S/ [*]

ACE TEMPEST LIFE REINSURANCE LTD.

/S/ [*]

AMENDMENT NO. 3

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective May 1, 2002 Between

AMERITAS VARIABLE LIFE INSURANCE COMPANY

("CEDING COMPANY")

Lincoln, Nebraska and

ACE TEMPEST LIFE REINSURANCE LTD.

("REINSURER")

Hamilton, Bermuda

Effective May 1, 2007, this Amendment is hereby attached to and becomes a part of the above- described Reinsurance Agreement. It is mutually agreed that:

•	The CEDING COMPANY is will be renamed AMERITAS LIFE INSURANCE CORPORATION as per the attached cover page.
•	Article XV Section D, is hereby added by the attached Article XV Section D.
•	Article XVII - Notices, is hereby replaced by the attached Article XVII.
•	Schedules B-1, B-2, and D are hereby replaced by the attached Schedules B-1, B-2, and D.

AMERITAS LIFE INSURANCE CORPORATION

/S/ [*]

ACE TEMPEST LIFE REINSURANCE LTD.

/S/ [*]

VARIABLE ANNUITY REINSURANCE AGREEMENT

This Agreement is by and between

AMERITAS LIFE INSURANCE CORPORATION ("CEDING COMPANY")

Lincoln, Nebraska and

ACE TEMPEST LIFE REINSURANCE LTD. ("REINSURER")

Hamilton, Bermuda

ARTICLE XV - MISCELLANEOUS

D.	The REINSURER will reimburse the CEDING COMPANY for United States Federal Excise Tax assessed and paid on this Agreement for the REINSURER's quota share of the business, as described in Schedule E, but in no event will the reimbursement be greater than [*]% of reinsurance premium paid on this Agreement. Such reimbursement will be made on the first MONTHLY VALUATION DATE that coincides with a REINSURANCE PREMIUM DUE DATE and that falls at least ten (10) BUSINESS

DAYs after notice of the tax payment is received by the REINSURER. The CEDING COMPANY will be responsible for the timely payment of Federal Excise Tax and for the filing of all required tax, information returns or filings with the Internal Revenue Service with respect to this Agreement.

ARTICLE XVII - NOTICES

A.	All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, facsimile with proof of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Ameritas Life Insurance Corporation

P.O. Box 82550 Lincoln, NE 68501-2550

Attention: Ronald L. Kuehn Phone: (402) 467-7780

Fax: (402) 325-4180

Chief Financial Officer

ACE Tempest Life Reinsurance Ltd. The ACE Tempest Re Building

30 Woodboume Avenue Hamilton, HM 08 Bermuda Phone: (441) 292-2603

Fax: (441) 295-2888

B.	Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

Novation to Reinsurance Agreement

WHEREAS, Ameritas Variable Life Insurance Company ("AVLIC") and ACE Tempest Life Reinsurance LTD. ("Reinsurer"), are parties to a reinsurance agreement ("Reinsurance Agreement"), whereby Reinsurer reinsures AVLIC in accordance with the terms of the Reinsurance Agreement, which is identified on Exhibit "A", attached hereto and incorporated herein; and

WHEREAS, AVLIC is merging into its parent, Ameritas Life Insurance Corp. ("Ameritas") with Ameritas as the surviving company and with the closing of the merger (the "Merger") scheduled to occur after the close of business on April 30, 2007;

It is therefore agreed:

I.	Substitution of Party- The Reinsurance Agreement is amended to provide for Ameritas to act as the reinsured party in substitution of AVLIC.

2.	Performance of Duties, Assumption of Rights-Ameritas hereby assumes and agrees to perform the duties previously performed by AVLIC under the Reinsurance Agreement and hereby assumes the rights previously held by AVLIC under the ACE Tempest Life Reinsurance LTD., hereby accepts Ameritas' agreement and assumption of such duties and rights and accepts the substitution of Ameritas for AVLIC under the Reinsurance Agreement.

3.	Effective Date-This Novation shall take effect as of the actual closing date of the Merger, and such effectiveness is conditioned upon the closing of the Merger. Ameritas will notify the other parties hereto of any change in the scheduled closing date and of the actual closing date.

In witness whereof the parties have signed this instrument.

Executed this 9th day of April, 2007

Ameritas Variable Life Insurance Company

/s/ [*]

Ameritas Life Insurance Corp

/s/ [*]

ACE Tempest Life Reinsurance LTD.

/s/ [*]

AMENDMENT NO. 2

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective May I, 2002 Between

AMERITAS VARIABLE LIFE INSURANCE COMPANY

("CEDING COMPANY")

Lincoln, Nebraska and

ACE TEMPEST LIFE REINSURANCE LTD.

("REINSURER")

Hamilton, Bennuda

Effective May I, 2006, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

•	Article III Section C, is hereby replaced by the attached Article III Section C.

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

ACE TEMPEST LIFE REINSURANCE LTD.

/S/ [*]

ARTICLE III- EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

C.	Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of (i) 11:59 p.m. Eastern Standard Time, on April 30, 2008 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in Schedule C-2.

AMENDMENT NO. 1

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective May 1, 2002 Between

AMERITAS VARIABLE LIFE INSURANCE COMPANY

("CEDING COMPANY")

Lincoln, Nebraska and

ACE TEMPEST LIFE REINSURANCE LTD.

("REINSURER")

Hamilton, Bermuda

Effective May 1, 2002, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

•	Article Ill Section C, is hereby replaced by the attached Article III Section C
•	Article XVI - Governing Law, is hereby replaced by the attached Article XVI
•	Schedule A-1, is hereby replaced by the attached Schedule A-1.
•	Schedule B-1, is hereby replaced by the attached Schedule 8-1.
•	Schedule B-2, is hereby replaced by the attached Schedule 8-2.

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

ACE TEMPEST LIFE REINSURANCE LTD.

/S/ [*]

ARTICLE III - EFFECTIVE DATE, BUSINESS COVERED. TERM AND TERMINATION

C.	Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of(i) 11:59 p.m. Eastern Standard Time, on April 30, 2006 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

ARTICLE XVI - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Nebraska.

VARIABLE ANNUITY REINSURANCE AGREEMENT

 This Agreement is by and between

AMERITAS VARIABLE LIFE INSURANCE COMPANY

("CEDING COMPANY")

Lincoln, Nebraska and

ACE TEMPEST LIFE REINSURANCE LTD. ("REINSURER")

Hamilton, Bermuda

TABLE OF CONTENTS

	ARTICLE	PAGE
Access to Records	IX	11
Arbitration	XIII	13
Automatic Provisions	IV	8
Confidentiality	IX	11
Currency	XI	12
Definitions	I	3
Effective Date, Term, and Termination	III	6
Insolvency	XII	12
Litigation	VIII	11
Miscellaneous	XV	14
Governing Law	XVI	15
Notices	XVII	15
Offset	XIV	14
Parties to the Agreement	II	6
Premium Accounting	V	9
Reinsurance Claim Settlement	VI	10
Reserves	VII	10
Unintentional Errors, Misunderstandings, or Omissions	X	12

SCHEDULES

A-1	Description of Guaranteed Minimum Death Benefit (GMDB) Earnings Enhancement Benefit (EEB) for CONTRACT TYPES listed in Schedule B-1
B-1	CONTRACT TYPES Reinsured Under this Agreement
B-2	Investment Funds Under CONTRACT TYPES Reinsured Under this Reinsurance Agreement
C-1	Limits and Rules of CEDING COMPANY
C-2	Limits and Rules of REINSURER
D	REINSURANCE PREMIUM RATE
E	REINSURER'S Quota Share
F	Monthly Reporting Format and Data Requirements

2

ARTICLE I - DEFINITIONS

A.	DURATION OF AGREEMENT:

EFFECTIVE DATE means May 1, 2002.

BUSINESS DAY means any day that securities are traded on the New York Stock Exchange. MONTHLY VALUATION DATE means the last BUSINESS DAY of any month.

TERMINATION DATE means the date the last ACTIVE CONTRACT is terminated due to death, lapse, surrender, the annuitant reaching the maximum annuitization age, annuitization or some other valid contingency.

B.	CONTRACT DEFINITIONS:

VARIABLE ANNUITY CONTRACT means a written annuity contract issued by the CEDING COMPANY to a contract owner under which CEDING COMPANY agrees to provide specified benefits in accordance with specified terms and conditions.

ACTIVE CONTRACT means a VARIABLE ANNUITY CONTRACT, other than an EXCLUDED CONTRACT, which is in effect, which has not been terminated due to death, lapse, surrender, the annuitant's reaching the maximum annuitization age, or some other valid contingency, and which has not been annuitized.

EXCLUDED CONTRACT means any VARIABLE ANNUITY CONTRACT that has

(a)	a GMDB and/or EEB provision that is suspended due to a change in owner or annuitant, or

(b)	not elected either the Value+ Option in combination with a GMDB Type and/or an EEB Type identified in Schedule B-1;

provided, however, that any EXCLUDED CONTRACT shall be treated as such only on and after the date as of which it satisfies any of the conditions identified as (a) or (b), above.

RETAIL ANNUITY PREMIUMS means contributions made in accordance with the provisions of any VARIABLE ANNUITY CONTRACT by or on behalf of its owner, whether referred to as purchase payments, premiums, deposits or otherwise, in amounts not in excess of the limit provided in Schedule C-1.

CONTRACT TYPE means any one of the VARIABLE ANNUITY CONTRACT forms specified in Schedule B-1.

GMDB TYPE means any one of the Guaranteed Minimum Death Benefits specified in the VARIABLE ANNUITY CONTRACTS and described in Schedule A-1. EEB TYPE means any one of the Estate Protection Benefits specified in the VARIABLE ANNUITY CONTRACTS and described in Schedule A-1.

C.	REINSURANCE PREMIUM DEFINITIONS:

ACCOUNT VALUE means, for each VARIABLE ANNUITY CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2.

REINSURED ACCOUNT VALUE means the ACCOUNT VALUE multiplied by the REINSURER'S Quota Share, as shown in Schedule E.

REINSURANCE PREMIUM RATE means the premium rate provided in Schedule D, for each CONTRACT TYPE.

MONTHLY REINSURANCE PREMIUM RATE means the REINSURANCE PREMIUM

RATE divided by 12.

MONTHLY REINSURANCE PREMIUM means the sum, for all ACTIVE CONTRACTS reinsured under this Agreement, of the product of (i) the MONTHLY REINSURANCE PREMIUM RATE and (ii) the average of(a) the REINSURED ACCOUNT VALUE as of the current month's MONTHLY VALUATION DATE and (b) the REINSURED ACCOUNT VALUE as of the previous month's MONTHLY VALUATION DATE. If this calculation produces a figure smaller than the MINIMUM MONTHLY REINSURANCE PREMIUM, then the MONTHLY REINSURANCE PREMIUM shall be the MINIMUM MONTHLY REINSURANCE PREMIUM.

MINIMUM MONTHLY REINSURANCE PREMIUM means $[*].

REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE.

REMITTANCE DATE means the MONTHLY VALUATION DATE following the REINSURANCE PREMIUM DUE DATE.

D.	REINSURANCE CLAIM DEFINITIONS:

GMDB AMOUNT means, in accordance with each VARIABLE ANNUITY CONTRACT, the CEDING COMPANY'S contractually determined minimum amount payable on the death of the owner.

EEB NET AMOUNT AT RISK means, in accordance with the Medley VARIABLE ANNUITY CONTRACT, the CEDING COMPANY'S contractually determined amount in excess of the ACCOUNT VALUE payable upon death of the owner in accordance with the Medley VARIABLE ANNUITY CONTRACT.

REINSURED GMDB AMOUNT means, for each ACTIVE CONTRACT, the product of the GMDB AMOUNT and the REINSURER'S Quota Share, determined in accordance with Schedule E.

REINSURED EEB NET AMOUNT AT RISK means, for each ACTIVE CONTRACT, the product of the EEB NET AMOUNT AT RISK and the REINSURER'S Quota Share, determined in accordance with Schedule E.

GMDB CLAIM means the excess of the REINSURED GMDB AMOUNT over the REINSURED ACCOUNT VALUE, if a positive value, as of the date that CEDING COMPANY calculates the GMDB AMOUNT under the terms of the applicable CONTRACT TYPE.

EEB CLAIM means the REINSURED EEB NET AMOUNT AT RISK, if a positive value, as of the date that CEDING COMPANY calculates the EEB NET AMOUNT AT RISK under the terms of the applicable CONTRACT TYPE.

REIMBURSEMENT DATE means 30 days after the later of the REMITTANCE DATE or the date that REINSURER receives a request for claim reimbursement from the CEDING COMPANY.

ANNUAL REINSURANCE CLAIMS means the sum of all GMDB CLAIMS plus EEB CLAIMS in any calendar year.

ANNUAL AGGREGATE CLAIM LIMIT means the limit, applicable for each calendar year, upon ANNUAL REINSURANCE CLAIMS under this Agreement, calculated by [*].

ANNUAL AVERAGE REINSURED ACCOUNT VALUE means the sum of the MONTHLY

AVERAGE REINSURED ACCOUNT VALUES divided by the number of months that reinsurance is effective under this Agreement during any calendar year.

MONTHLY AVERAGE REINSURED ACCOUNT VALUE means, for any calendar month, the average of the REINSURED ACCOUNT VALUE as of the previous calendar month's MONTHLY VALUATION DATE and the REINSURED ACCOUNT VALUE as of

the current month's MONTHLY VALUATION DATE.

PER LIFE CLAIM LIMIT means the maximum reinsurance claim liability (the sum of GMDB CLAIM plus EEB CLAIM) on any single life, which shall be equal to $ [*] multiplied by the REINSURER'S Quota Share, determined in accordance with Schedule E.

ARTICLE II - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of the CEDING COMPANY and the REINSURER, and their respective successors and permitted assignees. Nothing in this Agreement in any manner is intended to create or shall create any obligations as to or rights against the REINSURER or establish any legal relationship between the REINSURER and any third party or any persons not party to this Agreement, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any VARIABLE ANNUITY CONTRACT covered by this Agreement, except as provided in the Insolvency Article.

ARTICLE III - EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

A.	This Agreement is effective as of 12:01 a.m. Eastern Standard Time, on the EFFECTIVE DATE.
B.	Business covered by this Agreement includes VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY that:

(i)	are among the CONTRACT TYPES identified by form number (and all state variations thereof) and which satisfy all the specifications contained in Schedule B-1;

(ii)	have assets invested only to the investment funds listed in Schedule B-2;

(iii)	are issued on and after the EFFECTIVE DATE but prior to the date determined in Section C (i) or (ii) below;

(iv)	are issued in accordance with the limits and rules described in Schedule C-1;

(v)	are in compliance with all of the other terms and provisions of this Agreement and Schedules; and

(vi)	are ACTIVE CONTRACTS.

C.	Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of(i) 11:59 p.m. Eastern Standard Time, on April 30, 2004 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

D.	CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, immediately upon an order appointing a receiver, conservator or trustee for management of REINSURER is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of REINSURER.

CEDING COMPANY may recapture immediately all ceded benefits upon written notice to REINSURER, its receiver, conservator, or trustee, thereby releasing REINSURER, its receiver, conservator or trustee from all liability with respect to business ceded pursuant to this Agreement. REINSURER agrees to notify CEDING COMPANY promptly upon receipt of an order appointing a receiver, conservator or trustee for management of REINSURER. For any business for which the CEDING COMPANY does not terminate the effect of this Agreement as permitted to do so pursuant to this paragraph, the liability of REINSURER shall continue with respect to such business.

E.	REINSURER shall have the option of terminating this Agreement for new business, existing business or both upon providing 60 days written notice to CEDING COMPANY ( in which REINSURER will identify whether termination applies to new business, existing business or both) upon the occurrence of any of the following:

1.	CEDING COMPANY fails to provide any timely submission of data in accordance with Schedule F. If, during the 60 days following this notification, REINSURER receives all data submissions in arrears, the notice of termination shall be deemed withdrawn.

2.	CEDING COMPANY fails to pay MONTHLY REINSURANCE PREMIUM on or before the REMITTANCE DATE. If REINSURER receives all MONTHLY REINSURANCE PREMIUM in arrears, including interest calculated in accordance with paragraph F of this Article, within the 60 day notice period, the notice of termination shall be deemed withdrawn.

Upon termination in accordance with this paragraph, subject to the terms and conditions of this Agreement, as of the close of the last BUSINESS DAY of this 60 day notice period, REINSURER'S liability for all business terminated in accordance with such notice will terminate.

F.	Notwithstanding termination of reinsurance as provided herein, CEDING COMPANY shall continue to be liable to REINSURER for all unpaid MONTHLY REINSURANCE PREMIUM earned by REINSURER under this Agreement, and REINSURER shall continue to be liable to CEDING COMPANY for all unpaid GMDB CLAIMS and EEB CLAIMS to the extent due under this Agreement as of the effective date of termination. Any such net amounts due from either party shall be subject to an annual interest charge equal to the [*] as of the REMITTANCE DATE as published in the Wall Street Journal, plus [*]. Interest shall be assessed from the REMITTANCE DATE for MONTHLY REINSURANCE PREMIUM or the REIMBURSEMENT DATE for GMDB CLAIMS and EEB CLAIMS until the date paid.

G.	REINSURER will have the right to take up to a [*]% quota share (amount to be determined by REINSURER) of CEDING COMPANY'S traditional life reinsurance ceded at such time that CEDING COMPANY elects to accept new reinsurance bids on new life insurance policies until the date determined by Section C of Article III, provided that REINSURER agrees to meet the terms of the lowest bid of any other reinsurer that is awarded at least a

[*]% quota share of the same business.

ARTICLE IV -AUTOMATIC PROVISIONS

A.	On or after the EFFECTIVE DATE of this Agreement, CEDING COMPANY shall automatically cede and REINSURER shall automatically accept a Quota Share percentage, as provided in Schedule E, with respect to the CEDING COMPANY'S liability for the GMDB CLAIMS and EEB CLAIMS for each ACTIVE CONTRACT reinsured under this Agreement as provided in this Article.

B.	(1) This Agreement covers only the liability for GMDB CLAIMS and EEB CLAIMS paid under VARIABLE ANNUITY CONTRACT forms or benefit rider forms that were reviewed and approved by REINSURER prior to their issuance. Approved Benefit rider forms and contract forms, as supplemented by additional materials, are listed on

Schedule B-1. REINSURER shall have no liability with respect to any new or revised contract form or benefit rider form not so approved unless and until REINSURER has reviewed and expressly approved such form in writing. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. REINSURER will approve or disapprove any new or revised contract forms or benefit rider forms within 30 days of the date it receives notification and copies thereof; provided, however, that such forms are deemed disapproved unless the REINSURER'S written approval is submitted within such time period. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule 8-1, including amendments to Schedule B-1 that were previously approved by REINSURER.

(2) Moreover, REINSURER shall have no liability with respect to any contract form or benefit rider form if funds have been deleted from the form as approved by the REINSURER. REINSURER shall be liable with respect to such form only after REINSURER has reviewed and expressly approved any such fund deletion in writing. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. REINSURER will approve or disapprove any new or revised contract forms or benefit rider forms within 30 days of the date it receives notification and copies thereof; provided, however, that such forms are deemed disapproved unless the REINSURER'S written approval is submitted within such time period. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-1 that were previously approved by REINSURER.

C.	This Agreement covers only the liability for GMDB CLAIMS and EEB CLAIMS paid under VARIABLE ANNUITY CONTRACTS invested in investment funds listed on Schedule B-2. REINSURER shall have no liability with respect to any new or revised investment fund not so approved unless REINSURER has reviewed and expressly approved such fund in writing. CEDING COMPANY shall provide prior written notice to

REINSURER of a request for such approval together with a copy of the new or revised investment fund, and a revised Schedule B-2. REINSURER will approve or disapprove any new or revised investment funds within 30 days of the date it receives notification and copies thereof; provided, however, that such funds are deemed disapproved unless the REINSURER'S written approval is submitted within such time period. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule

B-1, including amendments to Schedule B-2 that were previously approved by REINSURER.

D.	Notwithstanding Paragraphs Band C above, CEDING COMPANY must notify REINSURER in advance of any upcoming changes to the policy form, contract, or prospectus which may affect VARIABLE ANNUITY CONTRACTS reinsured under this Agreement. REINSURER will determine whether such changes require a modification to this Agreement within 30 days of the date it receives notification. REINSURER shall have no liability with respect to any proposed change to the policy form, contract, or prospectus which may affect VARIABLE ANNUITY CONTRACTS reinsured under this Agreement unless and until REINSURER has agreed in writing to be bound with respect to such change and, where REINSURER concludes that an Amendment to this Agreement is required, such Amendment is effected by the parties hereto.

E.	The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the automatic limits as shown in Schedule C-1, unless an exception is permitted by mutual written agreement between the parties. CEDING COMPANY shall provide prior written notice to REINSURER of any changes in its published limits and rules identified on Schedule C-1, and REINSURER shall have no liability with respect to revised limits and rules unless and until REINSURER provides written notice to CEDING COMPANY that such revised limits and rules are acceptable.

ARTICLE V - PREMIUM ACCOUNTING

A.	On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER its statement of account and data requirements as set forth in Schedule F together with its remittance of the MONTHLY REINSURANCE PREMIUM as shown therein, as well as any premium adjustments from the prior period.

B.	If the MONTHLY REINSURANCE PREMIUM is not paid by CEDING COMPANY on or before the REMITTANCE DATE, interest calculated in accordance with Article III, paragraph F will be assessed from the REMITTANCE DATE until the date such unpaid MONTHLY REINSURANCE PREMIUM is paid in full to REINSURER.

C.	If any MONTHLY REINSURANCE PREMIUM amounts due hereunder cannot be determined by the REMITTANCE DATE, CEDING COMPANY shall have 30 days to determine the appropriate MONTHLY REINSURANCE PREMIUM amount and remit such amount to REINSURER with interest, from the REMITTANCE DATE to the date of payment, calculated in accordance with Article III, paragraph F.

ARTICLE VI - REINSURANCE CLAIM SETTLEMENT

A.	REINSURER shall at no time be responsible for any obligation of CEDING COMPANY to any party under any VARIABLE ANNUITY CONTRACT issued by CEDING COMPANY.

B.	On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER its statement of account and data requirements as set forth in Schedule F, together with its request for reimbursement for GMDB CLAIMS and EEB CLAIMS as shown therein. If requested by REINSURER, CEDING COMPANY shall promptly provide REINSURER with proof of claim, proof of claim payment and any other claim documentation identified by REINSURER, in accordance with Schedule F.

C.	If GMDB CLAIMS and EEB CLAIMS are not paid by the REIMBURSEMENT DATE interest calculated in accordance with Article III, paragraph F will be assessed from the REIMBURSEMENT DATE and will continue until the GMDB CLAIMS and EEB CLAIMS are paid in full.

D.	Notwithstanding any other provision of this Agreement, the REINSURER'S total liability under this Agreement shall not exceed [*] in connection with any single life, the PER LIFE CLAIM LIMIT; and (2) for ANNUAL REINSURANCE CLAIMS, the ANNUAL AGGREGATE CLAIM LIMIT.

ARTICLE VII - RESERVES

A.	REINSURER will establish and hold a reserve in connection with the reinsurance provided under this Agreement, which will satisfy the requirements of the insurance regulatory requirements of the state of domicile of the CEDING COMPANY (the "Domiciliary State"), as in effect on the EFFECTIVE DATE.

B.	Additional reserves requested by CEDING COMPANY may be established by REINSURER and secured by a trust or a letter of credit. An additional reinsurance premium will be required annually and will be equal to [*].

C.	With respect to the reserve so established, REINSURER will comply with the provisions of insurance law of the Domiciliary State relating to reinsurance credit for non-authorized reinsurers as in effect on the EFFECTIVE DATE, including providing security to enable the CEDING COMPANY to qualify for such reserve credit through the issuance of letters of credit or otherwise, at the REINSURER'S expense.

ARTICLE VIII - LITIGATION

In the event of any legal action brought against CEDING COMPANY relating to any VARIABLE ANNUITY CONTRACT that is reinsured in accordance with the terms and conditions of this Agreement, CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint and/or all other pleadings and correspondence relating to such legal action within 20 BUSINESS DAYS after CEDING COMPANY'S receipt thereof.

ARTICLE IX - ACCESS TO RECORDS: CONFIDENTIALITY

A.	The REINSURER, or its duly authorized representatives, shall have access at any reasonable time during regular business hours, to all records of the CEDING COMPANY, including the right to photocopy and retain copies of documents that reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least three (3) years after the final settlement date. Within one hundred and fifty (150) days following the end of each calendar year, the CEDING COMPANY and the REINSURER shall provide each other with copies of their respective audited financial statements.

B.	The CEDING COMPANY and the REINSURER may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner.

Subject to the exclusion provided in Paragraph C, below, "Confidential Information" means: (1.) any information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans and/or claims management practices; and

(2.) any medical or other personal, individually identifiable information about people or business entities with whom each party does business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party's producers and employees; and

(3.) records provided pursuant to Paragraph A, above.

C.	Notwithstanding the definition of "Confidential Information" provided in Paragraph B, above, Confidential Information does not include information that

(1.) is generally available to or known by the public; or

(2.) is disclosed pursuant to written authorization of an officer of the disclosing party; or (3.) is disclosed pursuant to operation of law (including without limitation the lawful requirement of a governmental agency), provided (a) the non-disclosing party is given reasonable prior notice to enable it to seek a protective order, and (b) the disclosing party discloses only that information which, in the reasonable judgment of its counsel, is required to be disclosed; or

(4.) has been lawfully obtained or developed by either party (a) independently or from any source other than the other party (provided that such source is not bound by a duty of confidentiality to such other party), and (b) not in violation of this Agreement.

D.	If either the CEDING COMPANY or the REINSURER discloses Confidential Information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article's provisions on disclosing Confidential Information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.

E.	This Article expires 3 year after the TERMINATION DATE.

ARTICLE X - UNINTENTIONAL ERRORS. MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either CEDING COMPANY or REINSURER, both CEDING COMPANY and REINSURER, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

ARTICLE XI- CURRENCY

All retentions and limits hereunder, and all monetary data elements as described in Schedule F, are expressed in United States dollars and all premium and claim payments shall be made in United States dollars.

ARTICLE XII - INSOLVENCY

A. In the event of insolvency of CEDING COMPANY, any net GMDB CLAIMS and EEB CLAIMS due CEDING COMPANY, after offset for REINSURANCE PREMIUM due REINSURER as described in Article XIV, will be payable directly by REINSURER to CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of REINSURER'S liability to CEDING COMPANY without diminution because of the insolvency of CEDING COMPANY, or because the liquidator, receiver, conservator or statutory successor of CEDING COMPANY has failed to pay all or a portion of any claim.

B. In the event of insolvency of CEDING COMPANY, the liquidator, receiver, or statutory successor will, within reasonable time after the claim is filed in the insolvency proceeding, give written notice to REINSURER of all pending claims against CEDING COMPANY on any VARIABLE ANNUITY CONTRACTS reinsured. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by REINSURER will be chargeable, subject to court approval against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to CEDING COMPANY solely as a result of the defense undertaken by REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elects to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by CEDING COMPANY.

ARTICLE XIII - ARBITRATION

A.	Any dispute between the parties arising out of or in connection with this Agreement including its formation and validity, whether such dispute arises before or after the termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Unless the parties agree upon a single arbitrator, within 30 days of one party receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint an arbitrator and give written notice thereof to the respondent (the party receiving the request for arbitration). Within 30 days of receiving such notice, the respondent shall appoint the second arbitrator and give notice thereof to the claimant, failing which the claimant may apply to the President, for the time being, of the Chartered Institute of Arbitrators, Bermuda Branch to nominate an arbitrator on behalf of the respondent. The two arbitrators shall select a third arbitrator within 30 days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within 30 days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three candidates, each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators, failing which agreement the third arbitrator shall be chosen by the President, for the time being, of the Chartered Institute of Arbitrators, Bermuda Branch.

B.	Unless the parties otherwise agree, the arbitrators shall be present or former officers of life insurance or reinsurance companies other than the contracting companies or affiliates thereof. The three arbitrators shall decide by majority. If no majority can be reached, the verdict of the third arbitrator, who shall act as chairman of the tribunal, shall prevail.

C. The arbitration tribunal shall have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to matters which it may consider proper in the circumstances of the case including pleadings, discovery, inspection of documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit. The panel will be relieved of all judicial formality and will not be bound by rules of procedure and evidence. The panel will interpret this Agreement as an honorable engagement rather than merely as a legal obligation and will make its decision based upon the custom and practice of the insurance and reinsurance business following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. The panel is empowered to grant interim relief as it may deem appropriate.

D.	The decision of the arbitration panel shall be in writing and shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses, as it deems appropriate, including, but not limited to, attorneys' fees, and interest. In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration.

E.	The seat of the arbitration shall be in Bermuda.

ARTICLE XIV - OFFSET

Either party shall have, and may exercise at any time the right to offset any balance or amounts whether on account of premiums, or on account of claims or otherwise, due from one party to the other under the terms of this Agreement.

ARTICLE XV - MISCELLANEOUS

A.	This Agreement means the text hereof, the Schedules and any Amendments effected in accordance with this paragraph. The Agreement constitutes the entire statement of agreement between the parties with regard to the subject matter hereof. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Any changes or additions to this Agreement must be effected by means of a written amendment that has been signed by both parties.

B.	Notwithstanding the termination of this Agreement as provided herein, its provisions will continue to apply hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

C.  If any provision of this Agreement should be rendered invalid, illegal or unenforceable, the parties will renegotiate the Agreement in good faith to cure such invalid, illegal or unenforceable provision. If such negotiations are unsuccessful to resolve the matter, then (i) such invalid, illegal or unenforceable provision will be deleted from the Agreement, (ii) to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and (iii) this Agreement will be construed to give effect to the remaining provisions hereof to carry out its original intent.

ARTICLE XVI - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Bermuda.

ARTICLE XVII - NOTICES

A All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, facsimile with proof of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Ameritas Variable Life Insurance Company

P.O. Box 82550

Lincoln, NE 68501-2550 Attention: Thomas P. McArdle Phone: (402) 467-7786

Facsimile: (402) 325-4180

Chief Financial Officer

ACE Tempest Life Reinsurance Ltd.

The ACE Building, 30 Woodboume Avenue Hamilton, HM 08 Bermuda

Phone: (441) 298-9532 Fax: (441) 295-2888

B. Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

ACE Tempest Life Reinsurance Ltd.

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Ameritas Variable Life Insurance Company

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